Contact:
Liz Kohlmyer
Communications Manager
(407) 540-2221

NYSE: TSY

TRUSTREET PROPERTIES, INC. ANNOUNCES THIRD
QUARTER RESULTS

$365 MILLION IN PROPERTIES PURCHASED IN NINE MONTH PERIOD

ORLANDO, FL, November 9, 2005 - Trustreet Properties, Inc. (NYSE: TSY) announces operating results for the quarter and nine months ended September 30, 2005. Trustreet was formed from the February 25, 2005 merger of CNL Restaurant Properties, Inc., U.S. Restaurant Properties, Inc. and eighteen CNL Income Fund partnerships. Trustreet focuses almost exclusively on serving major restaurant chains by purchasing locations and leasing the land and building to the operators under long-term leases. The year-to-date results reflect the merged company from February 25, 2005 to September 30, 2005 with two full quarters of results now available. Generally accepted accounting principles (“GAAP”) require that the financial statements include the historical financial results of only CNL Restaurant Properties for the quarter and nine months ended September 30, 2004.

Highlights

•
In the third quarter of 2005, the Company reported net income allocable to common shareholders of $11.7 million, or $0.20 cents per share. Funds from operations (“FFO”) available to common shareholders were $16.9 million, or $0.29 cents per share.

•
The Company acquired 197 properties for $174 million during the third quarter and 293 properties for $365 million year-to-date. The Company designated 116 of the properties as long-term investments resulting in improved tenant and geographic diversity and a stronger outlook for net income from continuing operations within the core REIT portfolio. The remaining 81 properties were designated as held-for-sale to be sold through its investment property sales platform. In addition, the Company had $9 million in property acquisitions in October 2005 and has signed commitments to acquire a further $123 million of restaurant properties, the majority of which is expected to close over the next six months.

•
During the third quarter, the Company sold $194 million in mortgage loans originated in the late 1990’s, generating a net gain of $1.1 million after hedge termination costs. The sale also triggered the recognition of deferred loan origination fees of $1.1 million.

•
In the third quarter, the Company sold 22 properties under its investment property sales platform producing a net gain to the Company of $7.1 million. These results are required to be recorded as discontinued operations.

•
As of September 30, 2005, the Company owned 1,906 properties held in the core REIT portfolio of which 95.8% were leased. The weighted average remaining lease term of the Company’s real estate investment portfolio was approximately 10.74 years, with more than 80% of the Company’s lease expirations occurring after 2011. The Company’s portfolio is broadly diversified on a concept, tenant and geographic basis. Of the 80 vacant properties with a carrying value of approximately $45 million, 27 are either under contract for sale or have a lease or sales contract out for signature, and another five are currently being redeveloped.

•
The U.S. District Court, District of Hawaii, dismissed the FTC's complaint against the Company and Aloha Petroleum Ltd. allowing the sale of the FSI Hawaiian convenience and gas operations acquired as a result of the merger with U.S. Restaurant Properties, Inc. On September 27, 2005, under the terms of this transaction, the Company sold the real property associated with the fuel terminal while retaining and simultaneously entering into long term leases on the real property associated with the retail locations.

•	The Company declared monthly common dividends per share of $0.11 cents throughout the third quarter.

•	The Company completed an add-on offering of $50,000,000 of its 7½% senior notes due 2015 at a yield of 7.152%.

2005 Third Quarter Results

For the quarter ended September 30, 2005, the Company reported funds from operations of $16.9 million, or $0.29 cents per diluted share computed in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO generated by the core real estate investments represented approximately 91% of gross FFO before allocation of the preferred dividend. NAREIT FFO does not include cash received from tenants that is treated as the principal component of a capital lease. Unlike many REITs that are in the Company’s peer group, the Company has a meaningful number of capital leases. FFO and the principal component of capital leases total $18.5 million for the quarter.

For the quarter ended September 30, 2005, adjusted funds from operations (“AFFO”) was $20.8 million. The Company believes that AFFO is useful as a measure of its cash available for distribution.  Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs.  Typically, this metric will exceed the Company’s FFO because of the level of deferred financing cost amortization, capital lease amortization, non-real estate depreciation, non-cash real estate impairment charges and loan provisions.

With respect to the ongoing integration of the merger, Steve Shackelford, Chief Financial Officer and Chief Operating Officer, commented, “We continue to work through the integration and are pleased with the resolution and disposition of the Hawaiian convenience and gas operations. We also continue to solidify our focus on our core net lease product offering to the restaurant sector evidenced by our sale of a portfolio of $194 million of mortgage loans in the third quarter. Balance sheet improvement will continue to occur incrementally as evidenced by our recent payoff of $158 million in secured financing maturing in 2007 and the $50 million issuance of senior unsecured notes. The Company remains focused on strengthening the balance sheet and capital structure, and further enhancing operating efficiencies as we move through the integration.”

As it relates to the Company’s overall market positioning, Curtis McWilliams, President and CEO of Trustreet, added, “We continue to be the dominant provider of sale-leaseback financing capital to the restaurant industry. Restaurant operators value our relationship as a trusted landlord and that’s increasingly important to our core customers as they contemplate strategies for maximizing the value of their business. The third quarter was impacted by lower gains in the investment property sales business due to lower inventory levels earlier in 2005. Those inventories have been replenished and we expect higher aggregate gains in the fourth quarter. I believe that there are significant opportunities ahead for Trustreet, and we remain focused on improving the productivity of our core portfolio and continuing to secure high-quality net lease investments in the restaurant industry.”

About Trustreet

Trustreet Properties, Inc. (pronounced “trust - street”) is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Wednesday, November 9, 2005 at 10:00 a.m. EDT to review the Company’s quarterly results. The call can be accessed on the Company’s website at www.trustreet.com and by direct dial-in at 866-206-7202. Reference conference identification number 792500. For those unable to listen to the live broadcast, a replay will also be available on the Company’s web site for 30 days.

###

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

‘‘Funds From Operations’’ (FFO) is a measure of performance that Trustreet computes in accordance with the ‘‘White Paper’’ definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (‘‘NAREIT’’). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and excluding adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet’s operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) non-real estate related depreciation and amortization, (ii) straight-lining of rents, (iii) amortization of deferred financing costs, (iv) principal portion of capital leases and (v) non-cash real estate impairment charges or loan reserves.

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenues:

Rental income from operating leases	$42,419	$14,191	$104,594	$42,132
Earned income from direct financing leases	2,957	2,470	8,865	7,479
Interest income from mortgage, equipment and other notes receivables	3,025	6,635	15,860	19,962
Investment and interest income	704	1,641	1,697	3,811
Other income	1,658	2,128	4,358	4,633
	50,763	27,065	135,374	78,017
Expenses:
General operating and administrative	7,308	6,107	28,240	19,065
Interest expense	24,213	12,246	65,972	36,070
Property expenses, state and other taxes	2,242	47	5,402	384
Depreciation and amortization	8,551	2,976	22,400	8,631
Loss on termination of cash flow hedge	8,558	—	8,558	940
Impairment provisions on assets	622	1,724	298	2,775
	51,494	23,100	130,870	67,865
Income/(loss) from continuing operations before minority interest and equity in earnings of unconsolidated joint ventures	(731)	3,965	4,504	10,152

Minority interest	(78)	(640)	(1,627)	(2,597)

Equity in earnings of unconsolidated joint ventures	28	32	90	97

Income/(loss) from continuing operations	(781)	3,357	2,967	7,652

Income from discontinued operations, after income taxes	10,025	11,425	27,853	27,194

Gain on sale of assets	9,620	134	9,643	140

Net income	18,864	14,916	40,463	34,986
Dividends to preferred stockholders	(7,176)	—	(17,275)	—
Net income allocable to common stockholders	$11,688	$14,916	$23,188	$34,986

Basic and diluted net income per share:
Income/(loss) from continuing operations allocable to common stockholders	$0.03	$0.10	$(0.09)	$0.22
Income from discontinued operations	0.17	0.33	0.53	0.78

Basic and diluted net income per share	$0.20	$0.43	$0.44	$1.00

Weighted average number of shares of common stock outstanding:
Basic	57,846	35,032	53,204	35,032
Diluted	57,857	35,032	53,204	35,032

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT
UNAUDITED
(in thousands)

	Quarter Ended September 30, (in thousands)
	2005	2005	2004	2004
	Real Estate	Specialty Finance	Real Estate	Specialty Finance

Sale of real estate	$19,473	$52,542	$7,755	$ 89,864
Cost of real estate sold	16,581	45,476	4,822	78,355
Gain on sale of real estate	2,892	7,066	2,933	11,509
Net other income (expense)	421	958	(749)	2,414
Earnings from real estate discontinued operations before tax	3,313	8,024	2,184	13,923

Retail operations revenue	—	14,317	3,549	—
Retail cost of sales	—	14,281	3,839	—
Earnings (loss) from retail discontinued operations before tax	—	36	(290)	—

Income tax provision	—	(1,348)	—	(4,392)

Income from discontinued operations, after income taxes	$3,313	$6,712	$1,894	$ 9,531

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	September 30, 2005	December 31, 2004
ASSETS

Real estate investment properties	$1,637,117	$524,270
Net investment in direct financing leases	152,665	96,455
Real estate held for sale	239,807	160,808
Mortgage, equipment and other notes receivable, net of allowance of $6,394 and $7,261, respectively	93,545	290,140
Other investments	17,081	16,495
Cash and cash equivalents	27,103	22,744
Restricted cash	28,649	7,402
Receivables, less allowance for doubtful accounts of $2,157 and $2,136, respectively	7,074	7,391
Accrued rental income	33,386	27,709
Intangible lease costs	76,445	—
Goodwill	225,074	56,260
Other assets	51,278	33,975
Total assets	$2,589,224	$1,243,649

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver	$142,000	$21,000
Notes payable	478,930	162,810
Mortgage warehouse facilities	139,106	101,394
Subordinated note payable	—	21,875
Bonds payable	773,069	405,421
Below market lease liability, net of accumulated amortization of $2,712 in 2005	26,382	—
Due to related parties	346	37,172
Other payables	58,175	33,736
Minority interests, including redeemable partnership interest in 2004	4,092	6,819
Stockholders’ equity	967,124	453,422
Total liabilities and stockholders’ equity	$2,589,224	$1,243,649

TRUSTREET PROPERTIES, INC.
LEASE EXPIRATIONS

Lease Expirations
(based on annual base rent as of September 30, 2005)

	# of Properties	% of Total		# of Properties	% of Total
2005	15	0.5%	2011	63	3.5%
2006	48	1.5%	2012	80	4.6%
2007	63	2.6%	2013	78	4.4%
2008	74	2.6%	2014	148	9.2%
2009	94	3.8%	2015	85	5.5%
2010	96	4.7%	Thereafter	1,062	57.1%

DIVERSIFICATION

Top 20 Tenants
(based on annual base rent as of September 30, 2005)

	Tenant	% of Rent		Tenant	% of Rent
1	Jack in the Box, Inc. and Jack in the Box Eastern Division L.P.	7%	11	Vicorp Restaurants, Inc.	2%
2	Golden Corral Corporation	6%	12	Flagstar Enterprises, Inc.	1%
3	IHOP Properties, Inc.	4%	13	Shoney’s, Inc.	1%
4	S&A Properties Corp.	4%	14	Tiffany, LLC.	1%
5	Captain D's, LLC	4%	15	Davco Restaurants, Inc.	1%
6	Sybra Inc.	3%	16	Denny’s, Inc.	1%
7	Texas Taco Cabana, LP	2%	17	Boston Market Corp.	1%
8	El Chico Restaurants Inc.	2%	18	Spaghetti Warehouse Restaurants, Inc.	1%
9	Carrols Corporation	2%	19	Checkers Drive-In Restaurants, Inc.	1%
10	The Restaurant Company	2%	20	Texas Roadhouse Holdings, LLC	1%

Top 20 Concepts
(based on annual base rent as of September 30, 2005)

	Concept	% of Rent		Concept	% of Rent
1	Burger King	8%	11	Applebee’s	3%
2	Golden Corral	8%	12	Perkins	3%
3	Jack in the Box	7%	13	Taco Cabana	2%
4	Arby’s	6%	14	Hardee’s	2%
5	International House of Pancakes	4%	15	El Chico	2%
6	Captain D’s	4%	16	Shoney’s	2%
7	Bennigan’s	4%	17	Ruby Tuesday	2%
8	Wendy’s	3%	18	T.G.I. Friday’s	2%
9	Denny’s	3%	19	Steak & Ale	2%
10	Pizza Hut	3%	20	Bakers Square	2%

Top 10 States
(based on annual base rent as of September 30, 2005)

	State	% of Rent		State	% of Rent
1	Texas	20%	6	Tennessee	4%
2	Florida	11%	7	North Carolina	4%
3	Georgia	6%	8	California	4%
4	Ohio	5%	9	Missouri	3%
5	Illinois	4%	10	Arizona	3%

                                                                                                                                                         TRUSTREET PROPERTIES, INC.
RECONCILIATION OF NAREIT FFO AND AFFO
(UNAUDITED)
(In thousands)

September 30, 2005
Funds From Operations (NAREIT defined):

Net income	$18,864
Less: Dividends on preferred stock	(7,176)
Net income allocable to common stockholders	11,688
FFO adjustments: Real estate depreciation and amortization	8,072
Gain on sale of real estate	(2,884)
NAREIT FFO	$16,876
NAREIT FFO per share	$0.29

Principal component of capital leases	1,669
FFO and the principal component of capital leases	$18,545
Straight-line rent	(2,175)
Non-real estate depreciation Deferred loan cost amortization Asset impairment/provisions	383 2,723 1,299
ADJUSTED FFO	$20,775